EXHIBIT: 10.4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIRD AMENDMENT TO THE

CONTRACT RESEARCH AGREEMENT

This THIRD AMENDMENT TO THE CONTRACT RESEARCH AGREEMENT (the “Amendment”) is made and entered into by and between AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Agrigenetics, Mycogen Corporation, EPS and Exelixis, Inc. (“Exelixis”) are parties to a Contract Research Agreement effective as of September 4, 2007 as amended by the First Amendment effective as of January 1, 2008 and the Second Amendment effective as of October 27, 2008 (the “Agreement”), under which Agrigenetics engaged EPS to conduct certain research pursuant to a Research Plan.

B. Agrigenetics and EPS desire to amend the Agreement in accordance with Section 14.10 of the Agreement to re-define certain terms and roles.

NOW, THEREFORE, the Parties agree as follows:

1.	THIRD AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, effective as of July 1, 2009 (the “Third Amendment Effective Date”). Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

1.1	Section 2.5 shall be amended to state in it is entirety:

“2.5 Implementation of the Research Plan. The Parties agree that, subject to Sections 2.9 and 3.5, [ * ] shall have the primary responsibility for decision making with respect to the implementation of the Research Plan for the activities with respect to Additional Purchased Asset 1 or Additional Purchased Asset 2. In addition, [ * ] shall serve as the primary contact for communications between the Parties with respect to such implementation.”

1.2	The first sentence of Section 2.8(b) (as added by the First Amendment to the Contract Research Agreement) is amended to delete “[ * ]” and “[ * ]” and to insert in lieu thereof “[ * ]” and “[ * ]”, respectively.

1.3	The penultimate sentence of Section 2.8(b) (as added by the First Amendment to the Contract Research Agreement) is amended to read in its entirety as follows:

“Without limiting the generality of the foregoing, no Special Consultant shall be obligated to spend more than [ * ] ([ * ]%) of his work time, on a calendar monthly average basis, performing Special Consulting Services, and Agrigenetics shall not request that any Special Consultant perform Special Consulting Services in excess of the foregoing amounts.”

1.4	Section 2.9 is added to the Agreement to read in its entirety as follows:

“2.9 Transition Consultation.

(a) If at any time prior to the achievement of Additional Purchased Asset 2, [ * ] (for the purposes of this Section 2.9, “[ * ]”) [ * ] with [ * ] and becomes [ * ] of [ * ], Agrigenetics shall cause DAS to allow [ * ] to dedicate up to [ * ] percent ([ * ]%) of his work time consulting with EPS regarding (i) the [ * ] until the [ * ] of [ * ] (such consulting being referred to herein as the “[ * ] Special Consulting Services”)] and (ii) EPS’ [ * ] until [ * ], including spending up to [ * ] per [ * ] may be spent working from the [ * ] and/or the [ * ] in support thereof (such consulting in support of EPS’ [ * ] being referred to herein as the “[ * ] Special Consulting Services”)]. In no event shall [ * ] devote more than [ * ] of his work time consulting with EPS.

(b) Should [ * ] become [ * ] of [ * ] and devote a portion of his work time to consulting with EPS as contemplated by Section 2.9(a), DAS shall be solely responsible for [ * ], [ * ], and reasonable [ * ], including [ * ] (including [ * ] and [ * ]) for [ * ] with [ * ] at the [ * ] and/or [ * ] or at [ * ], in [ * ].”

1.5	Section 6.5 shall be amended to state in it is entirety:

“6.5 Payment for Additional Purchased Assets.

(a) Within [ * ] after each of Additional Purchased Asset 1 or Additional Purchased Asset 3 has been fully achieved, EPS shall invoice Agrigenetics the following amount, whichever is applicable, for such Additional Purchased Asset:

(i) if such achievement occurs prior to the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary) or within [ * ] thereafter, $[ * ]; or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.

(ii) if such achievement occurs more than [ * ], after the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary), $[ * ].

The payments set forth in this Section 6.5(a) shall be due for each of Additional Purchased Asset 1 and Additional Purchased Asset 3, for a maximum aggregate payment by Agrigenetics under this Section 6.5(a) of $[ * ].

(b) Within [ * ] after Additional Purchased Asset 2 has been fully achieved, EPS shall invoice Agrigenetics the following amount, whichever is applicable, for such Additional Purchased Asset:

(i) if such achievement occurs prior to the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary) or within [ * ] thereafter, $[ * ]; or

(ii) if such achievement occurs more than [ * ], after the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary), $[ * ].

(c) All payments made by Agrigenetics to EPS pursuant to this Section 6.5 shall be noncreditable and nonrefundable and shall be paid by Agrigenetics within thirty (30) days after Agrigenetics’ receipt of the invoice from EPS.”

1.6	Section 6.9 is added to the Agreement to read in its entirety as follows:

“6.9 Third Amendment Payment. Upon the Third Amendment Effective Date, EPS shall send Agrigenetics an invoice for $1,800,000. Agrigenetics shall pay such amount on or before [ * ]. Such payment shall be noncreditable and nonrefundable.”

1.7	The second sentence of Section 8.1 shall be amended to read:

“All EPS employees and Agrigenetics Employees shall perform activities under the Research Program under the direction and supervision of [ * ], who shall direct and manage the day-to-day activities under the Research Plan subject to Section 2.9.”

1.8	Section 7.6 is added to the Agreement to read in its entirety as follows:

“7.6 Cell Factory Special Consulting Inventions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.

(a) EPS shall own all rights, title and interests in and to all data, results, inventions, improvements, or discoveries, whether patentable or not, that are made by [ * ], either solely or jointly with EPS or its Affiliate, in the course of conducting the Cell Factory Special Consulting Services, including all intellectual property rights therein (collectively, the “Cell Factory Special Consulting Inventions”). All Cell Factory Special Consulting Inventions shall be Cell Factory Special Confidential Information (as defined in Section 9.11). Agrigenetics on behalf of itself and its Affiliate, DAS, hereby assigns to EPS all of Agrigenetics’ and DAS’ rights, title and interests in and to the Cell Factory Special Consulting Inventions. Agrigenetics shall cause DAS to maintain an agreement with [ * ] requiring him to assign all of his rights, title and interests in and to Cell Factory Special Consulting Inventions to DAS, and ownership of such Cell Factory Special Consulting Inventions will transfer to EPS pursuant to the third sentence of this Section 7.6(a).

(b) At EPS’ reasonable request and expense, Agrigenetics and DAS will execute and deliver such documents and instruments and take such other actions reasonably necessary to ensure that all right, title and interest is properly passed to EPS in any Cell Factory Special Consulting Inventions.”

1.9	[ * ] shall no longer be a Key Personnel and shall be removed from the Key Personnel List referenced in Section 8.3.

1.10	The last sentence of Section 8.5(b) shall be amended to read:

“Unless otherwise provided in writing by [ * ], at any time, if any [ * ] with [ * ], the [ * ] shall no longer be eligible to [ * ] or [ * ] any [ * ] of the [ * ] from [ * ].]”

1.11	The first sentence of Section 9.1 of the Agreement is amended to read in its entirety as follows:

“Except as set forth in Section 9.10, 9.11 or 9.12, all information disclosed by one Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) pursuant to this Agreement shall be “Confidential Information” of the Disclosing Party for all purposes hereunder, except that all Research Inventions shall be Confidential Information of Agrigenetics, regardless of the identity of the party disclosing such information, and Agrigenetics shall be deemed the ‘Disclosing Party’ to all such information.”

1.12	Section 9.11 is added to the Agreement to read in its entirety as follows:

“9.11 Cell Factory Special Confidential Information.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.

(a) Definition. In the course of the Cell Factory Special Consulting Services, EPS or its Affiliates may disclose to [ * ] confidential information of EPS or its Affiliates, or confidential information of a Third Party provided to EPS or its Affiliates under obligation of confidentiality, and Third Parties to whom EPS has written confidentiality obligations may disclose to [ * ] confidential information of such Third Parties, in each case solely for use in the Cell Factory Special Consulting Services (such information, the “Cell Factory Special Confidential Information”). In disclosing any Cell Factory Special Confidential Information to [ * ], EPS shall use best efforts not to create any conflicting confidentiality obligations for Agrigenetics or its Affiliates under this Agreement. If disclosed in writing, the Cell Factory Special Confidential Information shall be clearly marked as “Cell Factory Special Confidential Information; not for distribution within Agrigenetics or its Affiliates” or equivalent, and if disclosed orally, such information shall be identified as Cell Factory Special Confidential Information at the time of disclosure. Any information disclosed to [ * ] that is not so identified shall be deemed Confidential Information of EPS and not subject to this Section 9.11. In addition, if EPS or its Affiliates discloses any Cell Factory Special Confidential Information to [ * ] of [ * ] or [ * ] other than [ * ], then such Cell Factory Special Confidential Information shall cease to be Cell Factory Special Confidential Information and shall instead be Confidential Information of EPS and no longer subject to this Section 9.11.

(b) Nondisclosure and Nonuse. Agrigenetics shall cause DAS to use reasonable efforts to ensure that [ * ] (i) maintains the Cell Factory Special Confidential Information in confidence and does not disclose the Cell Factory Special Confidential Information to any Third Party or to any other employee or agent of Agrigenetics or its Affiliates, and (ii) does not use the Cell Factory Special Confidential Information for any purpose other than conducting the Cell Factory Special Consulting Services, which efforts shall include informing [ * ] of the foregoing nondisclosure and nonuse obligations.

(c) Exceptions. The conditions and obligations in Section 9.11(b) above shall not apply with respect to any portion of the Cell Factory Special Confidential Information that:

(i) is or was publicly disclosed by EPS or its Affiliates, either before or after it is disclosed to [ * ] hereunder;

(ii) was known to [ * ], without obligation to keep it confidential, prior to disclosure by EPS or its Affiliates, as shown by competent written evidence;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.

(iii) is or was subsequently disclosed to [ * ] by Agrigenetics or its Affiliates, or by a Third Party, in each case without obligation to keep it confidential;

(iv) is or was published by a Third Party or otherwise becomes publicly available or enters the public domain through no fault of [ * ], either before or after it is disclosed to him; or

(v) has been or is independently developed by Agrigenetics or its Affiliates without the aid, application or use of the Cell Factory Special Confidential Information, as shown by competent written evidence.

(d) Authorized Disclosure. The Parties acknowledge that [ * ] may disclose the Cell Factory Special Confidential Information to the extent such disclosure is requested or required by operation of law or court order, provided that [ * ] gives EPS or its Affiliates as much prior notice as is reasonably practicable and legally permissible and discloses only such information as he is obligated to disclose.”

1.13	Section 9.12 is added to the Agreement to read in its entirety as follows:

“9.12 Disclosures Made by [ * ]. Information disclosed by [ * ] to Agrigenetics or its Affiliates in the course of [ * ] performance of the Research Program Special Consulting Services (except to the extent that such information constitutes a Research Invention) or his role as EPS’ primary contact regarding Research Program implementation pursuant to Section 2.5 shall be considered the Confidential Information of EPS, and Agrigenetics and its Affiliates shall have the confidentiality obligations set forth in Section 9.1. Information disclosed by [ * ] to EPS or its Affiliates in the course of [ * ] performance of the Research Program Special Consulting Services (except to the extent that such information constitutes a Research Invention) or Cell Factory Special Consulting Services shall not be considered the Confidential Information of Agrigenetics, and EPS and its Affiliates shall not have any confidentiality obligations with respect thereto pursuant to Section 9.1.”

1.14	Section 10.5(a) of the Agreement is amended to read in its entirety as follows:

“(a) The following provisions of this Agreement shall survive any expiration or termination of this Agreement, regardless of cause: Articles 1, 9 (except for Sections 9.9(a) and (b)), 12 and 14 and Sections 6.3(d), 6.5 (with respect to Additional Purchased Asset 3 if this Agreement is terminated pursuant to Section 10.4(a)), 6.6, 6.7, 6.8, 6.9, 7.1, 7.4, 7.5, 7.6, 8.4(c), 8.6, 8.7, 10.4(a), 10.4(c) and 10.5.”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.

1.15	Section 14.2 (“Notices”) shall be amended to delete “Vice President of Research” and replace it with “Director, Plant Trait Discovery”.

1.16	Exhibit B (“Joint Management Team Members”) shall be amended to (a) remove [ * ] as an [ * ] and replace him with [ * ] effective [ * ] and (b) remove [ * ] as an [ * ] and replace him with [ * ] effective [ * ].

1.17	Exhibit E (“Personnel Committee”) shall be amended to delete [ * ] as the [ * ] and add [ * ] as the [ * ].

1.18	With respect to the letter from EPS to Agrigenetics, Exelixis, Dow and DAS dated September 4, 2007 regarding the Key Personnel List (the “Key Personnel Letter”), Appendix B of the Key Personnel Letter shall be amended as of the Third Amendment Effective Date to delete [ * ] as a [ * ] for [ * ] and to add [ * ] as a [ * ] for [ * ].

1.19	The Parties shall use commercially reasonable efforts to negotiate and enter into, no later than [ * ], a future amendment to the Agreement which includes the following terms:

(a) a process will be specified to effectuate [ * ] of [ * ] from [ * ] of [ * ] to [ * ] of [ * ], which will include the [ * ] by [ * ] to [ * ] no later than [ * ] of [ * ], the [ * ] of which will result in [ * ] of such [ * ] by [ * ] as of [ * ];

(b) Section 8.5 of the Agreement will be amended to require [ * ] to make an [ * ] payment of $[ * ] to [ * ] on or before [ * ] and to require [ * ] to [ * ] such [ * ] to [ * ], in accordance with Section [ * ], on or before [ * ];

(c) Section 8.4(c) of the Agreement will be amended to apply to [ * ] and [ * ]; and

(d) the PDX Facility Lease (as defined in the APA) will be [ * ] by [ * ] to [ * ] effective as of [ * ], Sections 5.2(a) 6.1(b)(i), 6.2(b)(iii) and 6.3(b)(ii) of the Agreement will be amended to reflect the effects of [ * ], and Agrigenetics will pay EPS $[ * ] on or before [ * ] to reimburse EPS for [ * ] made by [ * ] to the [ * ].

2.	MISCELLANEOUS

2.1	Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.

2.2	Entire Agreement. The Transactional Agreements, including the Agreement as amended by this Amendment, set forth the entire understanding of the Parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof.

2.3	Counterparts. This Amendment may be executed in two (2) counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

[Signature Page Follows]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.

IN WITNESS WHEREOF, Agrigenetics and EPS have executed this Amendment by their respective duly authorized representatives as of the Third Amendment Effective Date.

	AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ Daniel R. Kittle	By:	/s/ George Scangos
Name:	Daniel R. Kittle, Ph.D.	Name:	George Scangos
Title:	VP R&D	Title:	President and Chief Executive Officer

The undersigned hereby acknowledges, and agrees to be bound by, the terms of the foregoing Amendment:

DOW AGROSCIENCES LLC

By:	/s/ William A. Kleschick
William A. Kleschick, Ph.D.
Global Leader, Discovery Research

792231 v5/HN

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.